As filed with the Securities and Exchange Commission on July __, 2001

Commission File Number ____

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TELEMETRIX INC.
(Exact name of Registrant as specified in charter)

                                       DELAWARE                                                                                                                                    59-3453156
                                  (State or other jurisdiction of                                                                                                 (I.R.S. Employer Identification No.)
                         incorporation or organization)

                     1225 Sage, Gering, Nebraska                                                                                                      69341
            (Address of principal executive offices)                                                                                                 (Zip Code)

Employment Agreements by and Between Telemetrix Inc. and
Michael J. Tracy, Dated as of April 5, 1999 and as of January 1, 2000
(Full title of the Plan)

TELEMETRIX INC.

(Name, address and telephone number of agent for service)

Copies to:
Michael L. Glaser, Esq.
2324 S. Jackson Street
Denver, CO 80210
(303) 691-3593

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                                    CALCULATION OF REGISTRATION FEE

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                                                      PROPOSED        PROPOSED
       TITLE OF                        AMOUNT          MAXIMUM         MAXIMUM       AMOUNT OF
     SECURITIES TO                      TO BE      OFFERING PRICE     AGGREGATE    REGISTRATION
     BE REGISTERED                   REGISTERED     PER SHARE (1)   OFFERING (1)        FEE
==================================================================================================
Common Stock, par value $0.001
Per share                                723,004        $0.82           $529,863       $132.47
==================================================================================================
Totals                                   723,004                        $529,863       $132.47
==================================================================================================

(1) This filing registers 723,004 shares of registrant’s common stock, par value $0.001 per share (the “Common Stock”), available for issuance for services provided to registrant (“Company”) by Michael J. Tracy (“Employee”) pursuant to certain Employment Agreements dated as of April 5, 1999 and as of January 1, 2000, by and between Company and Employee (the “Agreements”).

(2) Estimated solely for purposes of calculating the registration fee in accordance with the Securities Act of 1933, as amended, based on the closing price for the common Stock in the over-the-counter market on July 17, 2000.

(3) Calculated in accordance with Section 6(b) of the Securities Act of 1933, as amended (the “Act”), and Securities and Exchange Commission (“SEC”) Rule 457(h) promulgated under the Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Information required by Part I is permitted to be omitted.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents filed by the Company SEC are incorporated by reference in this registration statement:

(a)	The Company’s Annual Report on Form 10-KSB for the year ended December 31, 2000, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the year covered by the annual report referred to in (a) above, specifically the quarterly report on Form 10Q-SB for the quarter ended March 31, 2001.

        All documents filed by the Company subsequent to those listed in Item 3(a) – (b) above pursuant to Sections 13(a), 13(c), 14 and 15 (d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

        In addition to any rights of indemnification that may be granted to directors and officers under the general corporation law of the State of Delaware, as amended, Company’s Bylaws (the “Bylaws”) grant Company broad powers to indemnify directors and officers against liabilities that they may incur in such capacities

        Section 5.1 of Company’s Bylaws require the indemnification of an officer or director made or threatened to be made a party to a proceeding because such person is or was an officer or director of Company against certain liabilities and expenses if: (a) the officer or director acted in good faith; (ii) the officer or director reasonably believed the actions were in or not opposed to Company’s best interest; and (iii) in the case of a criminal proceeding, the officer or director had no reasonable cause to believe that the conduct was unlawful. In the case of any proceeding by or in the right of Company, an officer or director is entitled to indemnification to the fullest extent permitted by law if the officer or director acted in good faith and in a manner the officer or director reasonably believed was in or not opposed to Company’s best interest.

        An officer or director is not entitled to indemnification if the officer or director has been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Company, unless and only to the extent that the Court of Chancery of the State of Deleware or the court in which an action or suit was brought against the officer or director determines upon application that, despite the adjudication of liability, the officer or director is fairly and reasonably entitled to indemnification for expenses in view of all the circumstances.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        The Exhibits listed in the index to exhibits, which appears on page 7 hereof, are filed as part of this registration statement.

Item 9. Undertakings.

        A.   The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a)	To include any prospectus required by Section 10(a)(3) of the Act;

(b)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(c)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs A(1)(a) and (A)(1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement

(2)	That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities therewith, with the SEC, granting unto each such attorney and agent full power and authority to do any and all acts and things necessary or advisable in connection with such matters, and hereby rectifying and confirming all that each such attorney and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B.   The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Act, each filing of the registrant’s annual report pursuant to section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

        C.   Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the above-referenced provisions, or otherwise, the registrant has been advised that foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Act, this registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on For S-8 and has duly caused this registration statement to be signed on hits behalf by the undersigned, thereunto duly authorized, in Gering, Nebraska, on July 18, 2001.

TELEMETRIX INC.

By: /s/ Michael J. Tracy
         Michael J. Tracy, President

POWER OF ATTORNEY

        KNOW ALL MEN BY THEE PRESENTS that each person whose signature appears below hereby constitutes and appoints Michael J. Tracy his or her true and lawful attorney-in-fact and agent, with full power of substitution for him or her in any and all capacities, to sign any and all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto each such attorney and agent full power and authority to do any and all acts and things necessary or advisable in connection with such matters, and hereby ratifying and confirming all that each such attorney and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Act, this registration statement has been signed by the following persons in the capacities and on the date(s) indicated:

Principal Executive Officer:                                                                                                                                   Date:

By: /s/ Michael J. Tracy                                                                                                                                         July 18, 2001
         Michael J. Tracy, President

Principal Financial Officer:

By: /s/ James Doyle                                                                                                                                               July 18, 2001
         James Doyle, Chief Financial Officer

Directors:

By: /s/ Michael J. Tracy                                                                                                                                         July 18, 2001
         Michael J. Tracy, Director

By: /s/ Michael L. Glaser                                                                                                                                         July 18, 2001
         Michael L. Glaser, Director

By: /s/ William W. Becker                                                                                                                                         July 18, 2001
         William W. Becker, Director

INDEX TO EXHIBITS

Exhibit Number(1)                                                     Exhibit                                                                                                                                            Page

     4.2       Bylaws (relevant Portion only)                                               9
     5.1       Opinion of Michael L. Glaser (regarding legality                            13
    23.1       Consent of Michael L. Glaser (included as Exhibit 5.1)                      13
    24.1       See p. 5 of this registration statement                                      6

        (1)   Other exhibits listed in Item 601 of SEC Regulation S-B are not applicable